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

ALLMERICA INVESTMENT TRUST
CORE EQUITY FUND - (Series # 1)

10F-3 Transactions for the Quarter Ended 9/30/00

                                                                                                  Name of       Name of
                       Purchase    Amount of    Total        Total       Purchase    Purchase as  Affiliated    Broker/Dealer
          Date of      Price       Commission   Amount of    Amount of   as a %      a % of       Broker/Dealer whom Securities
Security  Transaction  Per Unit    per Unit     Offering     Purchase    of Offering Fund Assets  in Syndicate  were Purchased
-------   ----------   --------    ----------   --------     --------    ----------  ----------   ------------  --------------
TYCOM     7/26/00      $32.00      $0.00        $54,375,000  $46,400     0.09%       0.14%        MSDW          Goldman Sachs

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